                                                                                                                                                                                                         Exhibit 10.2

TERMINATION AND SETTLEMENT AGREEMENT

     TERMINATION AND SETTLEMENT AGREEMENT, dated as of July 3, 2008 (this “Agreement”), among PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the “Company”), PNG ACQUISITION COMPANY INC., a Delaware corporation (“Parent”), PNG MERGER SUB INC., a Pennsylvania corporation, a wholly owned Subsidiary of Parent and an entity intended by Parent to be transitory for U.S. federal income tax purposes (“Merger Sub”), PNG HOLDINGS LLC, a Delaware limited liability company (“PNG Holdings”), FIG PNG HOLDINGS LLC (“FIG PNG”), FORTRESS INVESTMENT FUND V (FUND A) L.P. (“FIF V (A)”), FORTRESS INVESTMENT FUND V (FUND D) L.P. (“FIF V (D)”), FORTRESS INVESTMENT FUND V (FUND E) L.P. (“FIF V (E)”), FORTRESS INVESTMENT FUND V (FUND B) L.P. (“FIF V (B)”), FORTRESS INVESTMENT FUND V (FUND C) L.P. (“FIF V (C)”), FORTRESS INVESTMENT FUND V (FUND F) L.P. (“FIF V (F)” and, together with FIG PNG, FIF V (A), FIF V (D), FIF V (E), FIF V (B) and FIF V (C), “Fortress”), CB PNG HOLDINGS LLC (“CB PNG”), CENTERBRIDGE CAPITAL PARTNERS, L.P. (“CB Capital Partners”), CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P. (“CB Strategic”), CENTERBRIDGE CAPITAL PARTNERS SBS, L.P. (“CB SBS” and, together with CB PNG, CB Capital Partners and CB Strategic, “Centerbridge”), DB INVESTMENT PARTNERS, INC. (“DBIP”), WACHOVIA INVESTMENT HOLDINGS, LLC (“WIH”), DEUTSCHE BANK SECURITIES INC. (“DBSI”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), WACHOVIA CAPITAL MARKETS, LLC (“WCM”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia Bank”), and WACHOVIA INVESTMENT HOLDINGS, LLC (“Wachovia Investment, and together with DBSI, DBNY, WCM and Wachovia Bank, the “Lenders”). Parent, Merger Sub, PNG Holdings, Fortress and Centerbridge are collectively referred to herein as the “Sponsor Parties”. The Lenders, DBIP and WIH are collectively referred to herein as the “Lender Parties”.

     WHEREAS, Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of June 15, 2007 (the “Merger Agreement”), pursuant to which Merger Sub was to be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

     WHEREAS, immediately prior to the execution of the Merger Agreement, CB PNG executed an equity commitment letter with each of DBIP and WIH (together, the “Bridge Commitment Letters”) whereby DBIP and WIH collectively agreed, subject to the terms and conditions therein, to purchase non-voting common equity interests in CB PNG at an aggregate price of $100 million;

     WHEREAS, concurrently with the execution of the Merger Agreement, each of Fortress and Centerbridge executed an equity commitment letter (together, the “Equity Commitment Letters”) whereby Fortress and Centerbridge collectively agreed, subject to the terms and conditions therein, to directly or indirectly provide, or cause to be provided, to Parent under the Merger Agreement, up to $3.061 billion of cash and to fund, up to a certain amount, a pro rata portion of amounts payable by Parent under the Merger Agreement;

     WHEREAS, concurrently with the execution of the Merger Agreement, Fortress and Centerbridge executed an engagement letter with each of DBSI and WCM (together, the “Engagement Letters”) whereby DBSI and WCM agreed, subject to the terms and conditions therein, to provide certain financial advisory and investment banking services with respect to the Merger;

     WHEREAS, concurrently with the execution of the Merger Agreement, Parent executed an exclusivity agreement with the Lenders and WIH (the “Exclusivity Letter”);

     WHEREAS, concurrently with the execution of the Merger Agreement, Parent executed a fee letter with the Lenders and WIH (the “Fee Letter”);

     WHEREAS, concurrently with the execution of the Merger Agreement, Parent executed a debt financing commitment letter (the “Debt Financing Commitment Letter”) whereby the Lenders collectively agreed, subject to the terms and conditions set forth in the Debt Financing Commitment Letter, to provide to Parent senior secured credit facilities in an aggregate amount of up to $5.1 billion and a senior unsecured term loan in an aggregate amount of up to $2.0 billion;

     WHEREAS, under Section 9.1(a) of the Merger Agreement, the Company, on one hand, and Parent and Merger Sub, on the other hand, have agreed to terminate the Merger Agreement and abandon the Merger;

     WHEREAS, the Board of Directors of the Company has approved the execution, delivery and performance by the Company of this Agreement and the transactions contemplated by this Agreement; and

     WHEREAS, the board of directors (or equivalent governing body) of each of the Sponsor Parties has approved such Sponsor Party entering into this Agreement and declared it advisable for such Sponsor Party to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

     Section 1.1.   Definitions. Unless otherwise specifically defined in this Agreement, each capitalized term used but not defined in this Agreement shall have the meaning assigned to such term in the Merger Agreement.

ARTICLE II

SETTLEMENT

     Section 2.1.   Settlement.

     (a)    Simultaneously with the execution and delivery of this Agreement and in consideration of the agreements made by the Company and the Sponsor Parties under this Agreement, FIF V PFD LLC, a Delaware limited liability company, CB Capital Partners, DBIP and WIH (collectively, the “Purchasers”) and the Company, each shall execute and deliver to each other that certain Purchase Agreement, dated of even date herewith (the “Purchase Agreement”), pursuant to which on the terms and subject to the conditions set forth therein, the Purchasers shall purchase, and the Company shall sell, 12,500 shares of Series B Preferred Stock of the Company for an aggregate purchase price of $1.25 billion.

     (b)    Prior to 12:00 noon EDT on the business day after the date hereof and in consideration of the agreements made herein, (A) the Lenders shall (i) pay Two Hundred Twenty-Five Million Dollars ($225,000,000.00) to Merger Sub (the “Lenders Payment”) and (ii) reimburse the PNG Holdings for Forty-Five Million Dollars ($45,000,000.00) of fees and expenses incurred by the Sponsor Parties in connection with the transactions contemplated by the Merger Agreement and (B) Merger Sub shall pay, or cause to be paid, Two Hundred Twenty-Five Million Dollars ($225,000,000.00) to the Company (the “Settlement Payment”). Each of Wachovia Bank and DBNY shall severally be responsible for fifty percent (50%) of each of the payments set forth in clause (A) above. The parties hereto intend to treat the payments pursuant to this Article 2 as made for damage to capital and not for lost profit. Merger Sub hereby directs Lenders to wire the Lenders Payment directly to the Company by wire transfer of immediately available United States funds, and, upon the Company’s receipt of the full amount of the Lenders Payment, Merger Sub shall have fully satisfied its obligation to pay the Settlement Payment. The Settlement Payment shall not be repayable or refundable under any circumstances, including the termination or expiration of this Agreement or the Purchase Agreement.

ARTICLE III

TERMINATION

     Section 3.1.   Termination of Merger Agreement. Effective upon the receipt by the Company of the full amount of both the Deposit (as defined in the Purchase Agreement) and the Settlement Payment, pursuant to Section 9.1(a) of the Merger Agreement, without further action of any party hereto, the Merger Agreement is hereby terminated in its entirety, is null and void, and is of no further force and effect, including, without limitation, those provisions of the Merger Agreement which by their terms would otherwise survive termination of the Merger Agreement, and there shall be no liability or obligation on the part of any Released Person (as defined below), except that the Confidentiality Agreement, dated April 23, 2007, between the Company and Fortress Investment Group LLC and the Confidentiality Agreement, dated April 23, 2007, between the Company and Centerbridge Associates, L.P. (the “Confidentiality Agreements”) will survive the termination of the Merger Agreement and the execution and delivery of this Agreement by each of the parties. The termination of the Merger Agreement, once effective, is irrevocable.

     Section 3.2.   Termination of Bridge Commitment Letters and Equity Commitment Letters. Effective upon the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, without further action of any party hereto, the parties hereby agree that the Bridge Commitment Letters and Equity Commitment Letters are hereby terminated in their entirety, are null and void, and are of no further force and effect, including, without limitation, any provisions of the Bridge Commitment Letters or the Equity Commitment Letters which by their terms would otherwise survive termination of the Bridge Commitment Letters or the Equity Commitment Letters, as the case may be.

     Section 3.3.   Termination of Fee Letter and Debt Financing Commitment Letter. Effective upon the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, without further action of any party hereto, the parties hereby agree that the Fee Letter and Debt Financing Commitment Letter are hereby terminated in their entirety, are null and void, and are no further force and effect, including, without limitation, any provisions of the Fee Letter or the Debt Commitment Letter relating to indemnity, contribution, payment of expenses or otherwise, which by their terms would otherwise survive termination of the Fee Letter or the Debt Commitment Letter.

     Section 3.4.   Termination of Engagement Letters and Exclusivity Letter. Effective upon the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, without further action of any party hereto, the parties hereby agree that the Engagement Letters and the Exclusivity Letter are hereby terminated in their entirety, are null and void and are of no further force and effect, including, without limitation, any provisions of the Engagement Letter or the Exclusivity Letter which by their terms would otherwise survive termination of the Engagement Letters or the Exclusivity Letter, as the case may be.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     Section 4.1.   Representations and Warranties of the Company. The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the Sponsor Parties and the Lender Parties, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     Section 4.2.   Representations and Warranties of the Sponsor Parties. Each of the Sponsor Parties hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by such Sponsor Party and, assuming this Agreement constitutes the valid and binding agreement of the Company and the Lender Parties, this Agreement is the valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with its terms.

     Section 4.3.   Representations and Warranties of the Lender Parties. Each of the Lender Parties hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by such Lender Party and, assuming this Agreement constitutes the valid and binding agreement of the Company and the Sponsor Parties, this Agreement is the valid and binding obligation of such Lender Party, enforceable against such Lender Party in accordance with its terms.

ARTICLE V

RELEASES AND COVENANT NOT TO SUE

     Section 5.1.   Company Release.  Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, the Company, for itself and, to the maximum extent permitted by law, on behalf of its former, current or future officers, directors, agents, representatives, managing directors, partners, managers, principals, members, parents, subsidiaries, Affiliates, employees, predecessor entities, heirs, executors, administrators, successors and assigns of any said person or entity, security holders of any said person or entity, and any other person claiming (now or in the future) through or on behalf of any of said entities (“Company Releasing Parties”), hereby unequivocally, fully and irrevocably releases and discharges (x) the Sponsor Parties, their parents, subsidiaries and Affiliates and their respective former, current or future officers, directors, managing directors, partners, managers, principals, members, parents, subsidiaries, Affiliates, employees and attorneys and other advisors and agents (including, without limitation, debt and equity financing sources), predecessor entities, heirs, executors, administrators, successors and assigns of any said person or entity (collectively, “Sponsor Released Persons”) and (y) the Lender Parties, their parents, subsidiaries and Affiliates and their respective former, current or future officers, directors, managing directors, partners, managers, principals, members, parents, subsidiaries, Affiliates, employees and attorneys and other advisors and agents (including, without limitation, debt and equity financing sources), predecessor entities, heirs, executors, administrators, successors and assigns of any said person or entity (collectively, “Lender Released Persons”), from any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, causes of action, counts, obligations, sums of money due, attorneys’ fees, suits, debts, covenants, agreements, promises, demands, damages and charges of whatever kind or nature, known or unknown, in law or in equity, asserted or that could have been asserted, under federal or state statute, or common law or the laws of any other relevant jurisdiction, arising from or out of, based upon, in connection with or otherwise relating in any way to the Merger Agreement, the Bridge Commitment Letters, the Equity Commitment Letters, the Debt Financing Commitment Letter, the Engagement Letters, the Exclusivity Letter, the Fee Letter, and including, without limitation, any acts, omissions, disclosure or communications related to the Merger Agreement, the Bridge Commitment Letters or the Equity Commitment Letters, the Fee Letter, the Debt Financing Commitment Letter, the Exclusivity Letter, and the Engagement Letters or the transactions or payments contemplated thereby (the “Company Released Claims”); provided that, for the avoidance of doubt, nothing contained in this Agreement shall be deemed to release any party hereto from its obligations under this Agreement, the Confidentiality Agreements, the Purchase Agreement, the Investor Rights Agreement, dated as of the date hereof, executed pursuant to the Purchase Agreement (the “Investor Rights Agreement”) or any agreement among any of the parties hereto entered into subsequent to the execution this Agreement, or the transactions contemplated hereby or thereby; and provided, further, that nothing contained herein shall be deemed to release any of the Sponsor Parties from its obligations under the Merger Agreement or the Purchase Agreement to pay any regulatory fees incurred by the parties thereto in connection with the Merger Agreement or the Purchase Agreement. For purposes of this Agreement, “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

     Section 5.2.   Sponsor Party Releases.  Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, the Sponsor Parties, for themselves and, to the maximum extent permitted by law, on behalf of their former, current or future respective officers, directors, agents, representatives, managing directors, partners, managers, principals, members, parents, subsidiaries, Affiliates, employees, predecessor entities, heirs, executors, administrators, successors and assigns of any said person or entity, security holders of any said person or entity and any other person claiming (now or in the future) through or on behalf of any of said entities (“Sponsor Releasing Parties”), hereby unequivocally, fully and irrevocably release and discharge (x) the Company, its subsidiaries and Affiliates and their respective former, current or future officers, directors, managing directors, partners, managers, principals, members, parents, subsidiaries, Affiliates, employees and attorneys and other advisors and agents (including, without limitation, financial and legal advisors), predecessor entities, heirs, executors, administrators, successors and assigns of any said person or entity (collectively, “Company Released Persons” and together with the Sponsor Released Persons and the Lender Released Persons, the “Released Persons”), (y) the Lender Released Persons and (z) each of the other Sponsor Released Persons, from any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, causes of action, counts, obligations, sums of money due, attorneys’ fees, suits, debts, covenants, agreements, promises, demands, damages and charges of whatever kind or nature, known or unknown, in law or in equity, asserted or that could have been asserted, under federal or state statute, or common law or the laws of any other relevant jurisdiction, arising from or out of, based upon, in connection with or otherwise relating in any way to the Merger Agreement, the Bridge Commitment Letters or the Equity Commitment Letters, the Fee Letter, the Debt Financing Commitment Letter, the Exclusivity Letter, and the Engagement Letters or the transactions or payments contemplated thereby, including, without limitation, any claim relating to the termination of the Merger Agreement (including, without limitation, any claim for payment of the Termination Fee or the payment or reimbursement of any Parent Expenses or any other expenses of Parent or Merger Sub in connection with the Merger), and including, without limitation, any acts, omissions, disclosure or communications related to the Merger Agreement, the Bridge Commitment Letters or the Equity Commitment Letters, the Fee Letter, the Debt Financing Commitment Letter, the Exclusivity Letter, and the Engagement Letters or the transactions or payments contemplated thereby (the “Sponsor Party Released Claims”); provided that, for the avoidance of doubt, nothing contained in this Agreement shall be deemed to release any party hereto from its obligations under this Agreement, the Confidentiality Agreements, the Purchase Agreement, the Investor Rights Agreement or any agreement among any of the parties hereto entered into subsequent to the execution of this Agreement, or the transactions contemplated hereby or thereby.

     Section 5.3.   Parent and PNG Holdings Release.  Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, for itself and, to the maximum extent permitted by law, on behalf of its former, current or future officers, directors, employees, agents, representatives, parents, Subsidiaries, Affiliates and any predecessor entities, heirs, executors, administrators, successors and assigns of any said person or entity, and any other person claiming (now or in the future) for Parent or PNG Holdings, as applicable, through or on behalf of Parent or PNG Holdings, as applicable, hereby unequivocally, fully and irrevocably release and discharge, the Sponsor Released Persons from any and all past, present, direct, indirect and/or derivative liabilities, claims, actions, causes of action, counts, obligations, sums of money due, attorneys’ fees, suits, debts, covenants, agreements, promises, demands, damages and charges of whatever kind or nature, known or unknown, in law or in equity, asserted or that could have been asserted, under federal or state statute, or common law or the laws of any other relevant jurisdiction arising out of, or relating to any of the Equity Commitment Letters or the transactions contemplated thereby, including, without limitation, any claim relating to the payment of the Reverse Termination Fee or any payments in respect of the Other Obligations (as defined in the Equity Commitment Letters) and including, without limitation, any breaches, non-performances, acts, omissions, disclosures or communications related to the Equity Commitment Letters or the transactions contemplated thereby (the “Parent/PNG Holdings Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the transactions contemplated hereby.

     Section 5.4.   Lender Party Releases.  Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, the Lender Parties, for themselves and on behalf of their former, current or future respective officers, directors, employees, agents, managing directors, partners, managers, members, principals, parents, Subsidiaries, Affiliates, and any predecessor entities, heirs, executors, administrators, successors and assigns of any said person or entity, any “indemnified person” (as defined in the Debt Commitment Letter) and any other person claiming (now or in the future) for the Lender Parties through or on behalf of the Lender Parties, and, to the maximum extent permitted by law, security holders of any said person or entity (“Lender Releasing Parties”), hereby unequivocally, fully and irrevocably release and discharge, (x) the Company Released Persons and (y) the Sponsor Released Persons, from any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, counts, causes of action, obligations, sums of money due, attorneys’ fees, suits, debts, covenants, agreements, promises, demands, damages and charges of whatever kind or nature, known or unknown, in law or in equity, asserted or that could have been asserted, under federal or state statute, or common law or the laws of any other relevant jurisdiction, arising from or out of, based upon, in connection with or otherwise relating in any way to the Merger Agreement, the Bridge Commitment Letters, the Equity Commitment Letters, the Fee Letter, the Debt Financing Commitment Letter, the Exclusivity Letter, and the Engagement Letters or the transactions or payments contemplated thereby, (the “Lender Party Released Claims” and together with the Company Released Claims, the Parent/PNG Holdings Released Claims and the Sponsor Released Claims, the “Released Claims”); provided that, for the avoidance of doubt, nothing contained in this Section 5.4 shall be deemed to release (i) any party hereto from its obligations under this Agreement, the Purchase Agreement or the Investor Rights Agreement or the transactions contemplated hereby or thereby, (ii) any claim under that certain Indemnification and Guaranty Agreement, dated the date hereof, entered into by the Lenders, Parent and certain affiliates of Fortress and Centerbridge (the “I&G Agreement”) or (iii) any claim by any Lender Releasing Party solely in its capacity as a fiduciary for a beneficial owner of securities of the Company (other than any such beneficial owner that is a Sponsor Party (and each Sponsor Party hereby consents to the foregoing release by any such Lender Releasing Party)).

Section 5.5.   Scope of Release and Discharge.

     (a)    The parties, on behalf of the respective Releasing Parties, acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate or believe to be true related to or concerning the Released Claims. The parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties. It is nonetheless the intent of the parties to give a full, complete and final release and discharge of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, with respect to the Released Claims only, the parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which the parties do not know or suspect to exist in their favor at the time of executing the release, which if known by the parties might have affected the parties’ settlement. With respect to the Released Claims only, the Parties expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of §1542 of the California Civil Code, or any New York or other state’s counterpart thereto, which provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     (b)    The parties acknowledge and agree that the inclusion of this Section 5.5 was separately bargained for and is a key element of this Agreement.

     Section 5.6.   Covenant Not to Sue.  Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, each of the parties covenants, on behalf of itself and the Company Releasing Parties, in the case of the Company, the Sponsor Releasing Parties, in the case of the Sponsor Parties or the Lender Releasing Parties, in the case of the Lender Parties, not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross claim, or counterclaim. Any Released Person may plead this Agreement as a complete bar to any Released Claim brought in derogation of this covenant not to sue.

     Section 5.7.   Accord and Satisfaction.  Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, this Agreement and the releases reflected in this Agreement shall be effective as a full, final and irrevocable accord and satisfaction and release of all of the Released Claims.

     Section 5.8.   Indemnification.

     (a)    Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, the Company agrees to hold harmless and indemnify each Sponsor Party and such Sponsor Party’s Affiliates and any officer, director, partner, employee or agent of such Sponsor Party or such Sponsor Party’s Affiliates and any Person controlling such Sponsor Party or such Sponsor Party’s Affiliates (collectively, the “Sponsor Party Indemnified Persons”) from and against half of any and all losses, claims, judgments, damages, liabilities and expenses, including without limitation any payments made in settlement of any such claims (each a “Loss”

and collectively, the “Losses”) whatsoever (including reasonable expenses incurred in preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) imposed on or incurred by any Sponsor Party Indemnified Person, to the extent that such Loss results from any claim or cause of action brought by or on behalf of one or more former, present or future Company stockholders (including any direct or derivative claim) based upon the execution, delivery or performance of this Agreement, the Merger Agreement or the Transaction Agreements (as defined in the Purchase Agreement) or the termination of the Merger Agreement or the taking of any action, or failure to take any action, including with respect to any actual or omitted public disclosure, with respect to the Merger Agreement or the Merger. Any person indemnified initially hereunder shall remain so indemnified, regardless of any subsequent change in their position or status that qualified such person for indemnification initially. The Company shall be entitled to receive one half of any amounts recovered by any Sponsor Party Indemnified Person from third parties, including amounts recovered under insurance policies, with respect to Losses incurred in connection with any claim or cause of action which is subject to Section 5.8(a) or (b) (net of any costs of such recovery, including attorneys’ fees and other out-of pocket litigation and similar costs).

     (b)    Effective as of the receipt by the Company of the full amount of both the Deposit and the Settlement Payment, the Sponsor Parties, jointly and severally, agree to hold harmless and indemnify the Company and its Affiliates and any officer, director, partner, employee or agent of the Company or its Affiliates and any Person controlling the Company or its Affiliates (collectively, the “Company Indemnified Persons”) from and against half of any and all Losses whatsoever (including reasonable expenses incurred in preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) imposed on or incurred by any Company Indemnified Person, to the extent that such Loss results from any claim or cause of action brought by or on behalf of one or more former, present or future Company stockholders (including any direct or derivative claim) based upon the execution, delivery or performance of this Agreement, the Merger Agreement or the Transaction Agreements or the termination of the Merger Agreement or the taking of any action, or failure to take any action, including with respect to any actual or omitted public disclosure, with respect to the Merger Agreement or the Merger. Any person indemnified initially hereunder shall remain so indemnified, regardless of any subsequent change in their position or status that qualified such person for indemnification initially. The Sponsor Parties shall be entitled to receive, pro rata according to the amounts paid as indemnification for the claim in question pursuant to this Section 5.8(b), one half of any amounts recovered by any Company Indemnified Person from third parties, including amounts recovered under insurance policies, with respect to Losses incurred in connection with any claim or cause of action which is subject to Section 5.8(a) or (b) (net of any costs of such recovery, including attorneys’ fees and other out-of pocket litigation and similar costs).

     (c)    If a Sponsor Party Indemnified Person or Company Indemnified Person intends to seek indemnification pursuant to this Section 5.8 with respect to any claim or cause of action described in Section 5.8(a) or Section 5.8(b), respectively, such Sponsor Party Indemnified Person or Company Indemnified Person shall promptly provide written notice to the party from whom indemnification is being sought (in accordance with Section 6.7 hereof) describing such claim or cause of action in reasonable detail and providing copies of all material written evidence thereof and the estimated amount of the Losses that have been or may be sustained by such Sponsor Party Indemnified Person or Company Indemnified Person, as applicable; provided that the failure to provide such notice or information shall not affect the obligations of the indemnifying party unless it is actually materially prejudiced thereby. The Company and the Sponsor Parties shall jointly control the defense of any such claim or cause of action which is subject to Section 5.8(a) or (b) and shall, and shall use reasonable best efforts to cause each of the Company Indemnified Parties and the Sponsor Indemnified Parties to, fully cooperate in any such defense; provided, however, that for the avoidance of doubt nothing herein shall require any party to assert, or refrain from asserting, any claim, defense or other position in litigation. Each of the Company and the Sponsor Parties shall be entitled to retain their own counsel in connection with any such defense. Neither the Company nor the Sponsor Parties shall agree to a settlement of, or the entry of any judgment arising from, any such claim or cause of action, without the prior written consent of the other party, such consent not to be unreasonably conditioned, withheld or delayed. Notwithstanding anything to the contrary contained in the letter agreement, dated May 22, 2008 (as modified and extended by the letter agreements dated May 27, 2008, May 30, 2008, June 3, 2008, June 4, 2008, June 6, 2008, June 9, 2008, June 10, 2008, June 20, 2008, June 23, 2008 and June 29, 2008 the “Letter Agreement”), by and between the Company on the one hand and the Acquiring Parties (as defined in the Letter Agreement) on the other hand, the Company and the Sponsor Parties shall be entitled to use any and all statements covered by such Letter Agreement in the defense of any claim.

ARTICLE VI

MISCELLANEOUS

     Section 6.1.   Publicity.  Immediately following the execution and delivery of this Agreement, the Company shall issue a press release announcing the execution of this Agreement, which press release shall be subject to the prior review and approval of the Sponsor Parties and the Lender Parties. Other than as a party may determine is necessary to respond to any legal or regulatory process or proceeding or to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding or as may be required by law, each of the parties hereto will use its commercially reasonable efforts not to make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange, or except as may be required by law) that are inconsistent with, or otherwise contrary to, the jointly approved statements in the press release issued pursuant to this Section 6.1.

     Section 6.2.   Non-Disparagement.  Other than as a party may determine is necessary to respond to any legal or regulatory process or proceeding or to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding or as may be required by law, each party to this Agreement shall use its commercially reasonable efforts not to make any public statements or any private statements that disparage, denigrate or malign the other parties or the Released Persons concerning the subject matter of this Agreement, the Merger Agreement, the Equity Commitment Letters the Debt Financing Commitment Letter, the Engagement Letters, the Bridge Equity Commitment Letters, the Exclusivity Letter, the Fee Letter or the business or practices of the other parties hereto.

     Section 6.3.   Admission.  This Agreement constitutes the settlement of disputed claims; it does not and shall not constitute an admission of liability by any of the parties.

     Section 6.4.   Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

     Section 6.5.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     Section 6.6.   Jurisdiction.

     (a)    For the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby, each party irrevocably submits to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania, and, in the event there is no subject matter jurisdiction over this dispute in Federal court, then to the jurisdiction of the Court of Common Pleas of Berks County. Each party agrees to commence any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in the United States District Court for the Eastern District of Pennsylvania, and, in the event such suit, action or other proceeding may not be brought in Federal court, then each party agrees to commence such suit, action or proceeding in the Court of Common Pleas of Berks County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) the United States District Court for the Eastern District of Pennsylvania, and in (ii) the Court of Common Pleas of Berks County. Each party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any of the aforementioned courts that any such suit, action or proceeding has been brought in an inconvenient forum. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 6.6 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 6.6 shall not constitute a general consent to service of process in the Commonwealth of Pennsylvania and shall have no effect for any purpose except as provided in this Section 6.6. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

     Section 6.7.   Notices.  All notices, requests and other communications to any party hereunder shall be in writing, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), or by facsimile, and shall be given:

(a)	if to any of the Sponsor Parties, to:

Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: General Counsel
Fax: (212) 798-6070

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
	Attention:	Thomas M. Cerabino
Adam M. Turteltaub
Fax: (212) 728-8111

(b)	if to the Company, to:

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Peter M. Carlino
Fax: (610) 376-2842

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
Attention: Daniel A. Neff
David C. Karp

Fax: (212) 403-2000

(c)		if to the Lender Parties, to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Jeffrey Welch
Fax: (212) 797-4561

Wachovia Capital Markets, LLC
One Wachovia Center
301 South College St.
Charlotte, North Carolina 28288
Attention: Barbara H. Wright
Fax: (704) 383-0649

with a copy to (which shall not constitute notice):

Cahill Gordon & Reindel LLP
Eighty Pine Street
New York, New York 10005
	Attention:	Jonathan A. Schaffzin
Charles A. Gilman
Fax: (212) 269-5420

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 6.7.

     Section 6.8.   Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations in this Agreement shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and, subject to the preceding sentence, assigns.

     Section 6.9.   Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

     Section 6.10.   Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this

Agreement, and supersedes all other prior (but not subsequent) agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement and thereof; provided, however, that the obligations of the parties set forth in the Confidentiality Agreements, the Purchase Agreement and the Investor Rights Agreement shall not be superseded and shall remain in full force and effect. Each party hereto acknowledges and agrees that each of the non-party Released Persons are express third party beneficiaries of the releases of such non-party Released Persons contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 and covenants not to sue contained in Section 5.6 of this Agreement and indemnities set forth in Section 5.8 and are entitled to enforce rights under such sections to the same extent that such non-party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the parties any rights or remedies in this Agreement.

     Section 6.11.   Headings.  Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     Section 6.12.   Interpretation.  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall be deemed to mean “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

     Section 6.13.   Representation by Counsel; Mutual Drafting.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement and hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     Section 6.14.   Specific Performance.  It is understood and agreed by the parties that a breach of this Agreement would cause actual, immediate and irreparable injury for which there would be no adequate remedy at law and money damages would not be a sufficient remedy for any breach of this Agreement by any party, and each non-breaching party therefore shall be entitled, in addition to any other remedy available thereto under this Agreement, at law or in equity, to specific performance and injunctive or other equitable relief as a remedy of any such breach.

     Section 6.15.   Termination.  If the full amount of both the Deposit and the Settlement Payment shall not have been received by the Company before 5:00 p.m. EDT on the first (1st) business day after the date hereof, the Company may give written notice to the other parties hereto at any time thereafter of its intent to terminate this Agreement, in which event this Agreement shall terminate at 5:00 p.m. EDT on the first (1st) business day after the date of delivery of such notice of intent to all other parties hereto unless such payments are received by the Company prior to such time.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

PENN NATIONAL GAMING, INC.

By: /s/ Peter M. Carlino
Name: Peter M. Carlino
Title: Chairman and Chief Executive Officer

[Signature Page — Termination and Settlement Agreement]

PNG ACQUISITION COMPANY INC.

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

PNG MERGER SUB INC.

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

PNG HOLDINGS LLC

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Manager

[Signature Page — Termination and Settlement Agreement]

FIG PNG HOLDINGS LLC

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

FORTRESS INVESTMENT FUND V (FUND A)
L.P.

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

FORTRESS INVESTMENT FUND V (FUND D)
L.P.

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

FORTRESS INVESTMENT FUND V (FUND E)
L.P.

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

FORTRESS INVESTMENT FUND V (FUND B)
L.P.

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

FORTRESS INVESTMENT FUND V (FUND C)
L.P.

[Signature Page — Termination and Settlement Agreement]

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

FORTRESS INVESTMENT FUND V (FUND F)
L.P.

By: /s/ Randal Nardone
Name: Randal Nardone
Title: Vice President

[Signature Page — Termination and Settlement Agreement]

CB PNG HOLDINGS LLC

By: /s/ Steven Price
Name: Steven Price
Title: Senior Management Director

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By: /s/ Steven Price
Name: Steven Price
Title: Senior Management Director

CENTERBRIDGE CAPITAL PARTNERS
STRATEGIC, L.P.

By: /s/ Steven Price
Name: Steven Price
Title: Senior Management Director

CENTERBRIDGE CAPITAL PARTNERS SBS,
L.P.

By: /s/ Steven Price
Name: Stephen Price
Title: Senior Management Director

[Signature Page — Termination and Settlement Agreement]

DB INVESTMENT PARTNERS, INC.

By: /s/ Micheal T. Iben
Name: Michael T. Iben
Title: Director

By: /s/ Joseph J. Rice
Name: Joseph J. Rice
Title: Director

DEUTSCHE BANK SECURITIES INC.

By: /s/ Arthur Goldfrank
Name: Arthur Goldfrank
Title: Managing Director

By: /s/ A. Drew Goldman
Name: A. Drew Goldman
Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ David Mayhew
Name: David Mayhew
Title: Managing Director

By: /s/ Stephen Cayer
Name: Stephen Cayer
Title: Director

[Signature Page — Termination and Settlement Agreement]

WACHOVIA INVESTMENT HOLDINGS,
LLC

By: /s/ Eric J. Lloyd
Name: Eric J. Lloyd
Title: Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Eric J. Lloyd
Name: Eric J. Lloyd
Title: Managing Director

WACHOVIA BANK, NATIONAL
ASSOCIATION

By: /s/ Eric J. Lloyd
Name: Eric J. Lloyd
Title: Managing Director

[Signature Page — Termination and Settlement Agreement]